Exhibit 99

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER AND FIRST HALF OF 2007

Financial Highlights include the following:

•                  Company continues strong profitability

•                  Total assets, deposits and loans increase to new record highs

•                  First half revenues from earning assets post 10% increase to $83.7 million

•                  Total capital grows 32% to $165.9 million

•                  Credit quality remains exceptionally strong

CENTURY CITY, CALIF. (July 18, 2007) – First Regional Bancorp (NasdaqGM: FRGB) today reported strong net income for the second quarter ended June 30, 2007.   Total assets, deposits and net loans all posted increases over the prior year, although net income for the first six months of 2007 was approximately 2.4% below last year’s record first half.

Net income for the second quarter of 2007 was $8.6 million, equal to 66 cents per diluted share, compared with $9.6 million or 74 cents per diluted share in the corresponding quarter of 2006.  For the six months ended June 30, 2007, net income totaled $17.6 million, equal to $1.35 per diluted share, compared with $18.1 million or $1.39 per diluted share in the same months last year.  Results for all periods have been adjusted to reflect the 3-for-1 stock split effected in August 2006.  Revenues from earning assets for the first half of 2007 totaled $83.7 million, up 10% from $76.4 million in the first half of 2006.

At June 30, 2007, total assets amounted to $2.058 billion, approximately 3% higher than $1.999 billion a year earlier.  Total deposits grew 7% to $1.640 billion from $1.537 billion on the same date in 2006.   Net loans were $1.885 billion, a 7% increase from $1.761 billion in the prior year.

Jack A. Sweeney, chairman and CEO, commented:  “First Regional continues to achieve solid profitability despite a challenging environment.  Our results represent another strong and profitable quarter, although they reflect a modest decline from the record profits of last year’s corresponding quarter.   Throughout the industry, financial institutions are presently beset by slower growth, higher expenses and shrinking net interest margins.  While we continue to outperform others in the industry, we are not immune from these pressures.

Mr. Sweeney continued:  “Our management philosophy remains fundamentally conservative and risk-averse. We have always placed primary emphasis on financial strength and the maintenance of high credit quality.  For example, we have taken care to avoid such risky areas of the real estate market as subprime lending.  In the present environment, these attributes serve us well and represent the basis of our optimism regarding First Regional’s future.”

To keep pace with loan growth, First Regional added $300,000 to its loan loss reserve in the second quarter of 2007.  This brought the balance of the reserve to $21.1 million at June 30, 2007, compared with nonperforming assets of just $13,000 as of the same date.  With respect to financial strength, total capital at the close of the second quarter amounted to $165.9 million, up 32% from $125.5 million at June 30, 2006.

Mr. Sweeney concluded:  “For the past several years, our bank has achieved an exceptional record of sound, profitable growth, and despite current challenges, we remain confident of First Regional’s positioning and prospects for long-term success.  Our talented management and staff have a wealth of experience and has demonstrated the ability to manage successfully in good times and bad.  We remain constantly vigilant and, should conditions warrant, are prepared to take swift, decisive action to meet any challenges that may arise as well as to capitalize on opportunities that present themselves.

“As always, we remain dedicated to building long-term shareholder value, maintaining financial strength and high credit quality, and providing our customers with excellence in service.”

First Regional Bancorp is a bank holding company headquartered in Century City.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of June 30	2007	2006

ASSETS:
Cash and due from banks	$76,508	$167,224
Federal funds sold	0	0
Cash and cash equivalents	76,508	167,224

Investment securities	31,685	17,646
Federal Home Loan Bank stock - at cost	9,326	12,581
Loans - net	1,885,288	1,760,931
Premises and equipment - net	5,012	3,821
Other real estate owned	0	0
Accrued interest receivable and other assets	50,479	37,741

Total assets	$2,058,298	$1,999,944

LIABILITIES AND CAPITAL:
Demand deposits	$416,961	$482,458
Savings deposits	58,049	50,160
Money market deposits	938,029	816,585
Time deposits	226,701	188,170

Total deposits	1,639,740	1,537,373

Funds purchased	0	0
Federal Home Loan Bank advances	140,000	230,000
Subordinated debentures	92,785	92,785
Accrued interest payable and other liabilities	19,923	14,317

Total liabilities	1,892,448	1,874,475

Stated capital	53,597	50,974
Retained earnings	112,502	74,611
Net unrealized gains (losses) on available-for-sale securities	(249)	(116)

Total capital	165,850	125,469

Total liabilities and capital	$2,058,298	$1,999,944

Book value per share outstanding	$13.54	$10.31

Total shares outstanding	12,250,728	12,166,170

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006

Interest on loans	$41,814	$39,669	$82,752	$76,176
Interest on federal funds sold	121	43	212	75
Interest on investment securities	422	129	718	197

Total interest income	42,357	39,841	83,682	76,448

Interest on deposits	12,355	8,839	23,878	16,212
Interest on subordinated debentures	1,716	1,641	3,399	2,684
Interest on FHLB advances	1,599	2,459	3,194	4,895
Interest on other borrowings	3	1	9	4

Total interest expense	15,673	12,940	30,480	23,795

Net interest income	26,684	26,901	53,202	52,653

Provision for loan losses	300	1,500	300	3,891

Net interest income after provision for loan losses	26,384	25,401	52,902	48,762

Other operating income	2,048	2,498	4,415	4,450

Salaries and related benefits	8,627	6,983	17,648	13,779
Occupancy expenses	962	682	1,781	1,304
Other expenses	3,830	3,389	7,309	6,372

Total other operating expenses	13,419	11,054	26,738	21,455

Income before provision for income taxes	15,013	16,845	30,579	31,757

Provision for income taxes	6,369	7,252	12,944	13,680

Net income	$8,644	$9,593	$17,635	$18,077

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006

Net income per share
Basic	$0.71	$0.79	$1.44	$1.49
Diluted	$0.66	$0.74	$1.35	$1.39

Average shares outstanding	12,242,692	12,156,933	12,228,402	12,141,054
Diluted average shares	13,063,210	12,993,282	13,073,395	12,967,884

Average equity	$161,537	$119,992	$156,725	$115,267
Average assets	$2,016,344	$1,926,284	$1,996,948	$1,897,332
Return on average equity (%)	21.46	32.07	22.69	31.63
Return on average assets (%)	1.72	2.00	1.78	1.92
Efficiency ratio (%)	46.70	37.60	46.41	37.57
Number of employees	279	243
Assets per employee (000s)	$7,377	$8,230

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$20,694	$18,975	$20,624	$17,577
Loan loss provisions	300	1,500	300	3,891
Loan recoveries	15	0	94	0
Loan chargeoffs	50	0	50	941
Net change in allowance for unfunded loan commitments	164	(162)	155	(214)
Ending reserve for loan losses (000s)	$21,123	$20,313	$21,123	$20,313

Nonperforming assets (000s)	$13	$62
Nonperforming assets / gross loans (%)	0.00	0.00
Reserve for loan losses / nonperforming assets (%)	162484.62	32762.90
Reserve for loan losses / gross loans (%)	1.11	1.14

	(000s omitted)
	For the Three Months Ended June 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$1,868,461	$41,814	8.98	$1,806,214	$39,669	8.81
Funds sold	7,285	121	6.66	3,620	43	4.76
Investment securities	30,913	422	5.48	13,762	129	3.76
Total earning assets	$1,906,659	$42,357	8.91	$1,823,596	$39,841	8.76

Deposits	$1,629,011	$12,355	3.04	$1,507,316	$8,839	2.35
Federal Home Loan Bank advances	121,575	1,599	5.28	197,341	2,459	5.00
Subordinated debentures	92,785	1,716	7.42	92,785	1,641	7.09
Funds purchased	145	3	8.30	99	1	4.05
Total bearing liabilities	$1,843,516	$15,673	3.41	$1,797,541	$12,940	2.89

Net interest spread (1)			5.50			5.88

Net interest margin (2)			5.61			5.85

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Six Months Ended June 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,849,854	$82,752	9.02	$1,780,873	$76,176	8.63
Funds Sold	7,025	212	6.09	3,483	75	4.34
Investment Securities	29,739	718	4.87	11,367	197	3.49
Total Earning Assets	$1,886,618	$83,682	8.94	$1,795,723	$76,448	8.59

Deposits	$1,613,775	$23,878	2.98	$1,486,307	$16,212	2.20
Federal Home Loan Bank Advances	120,085	3,194	5.36	207,746	4,895	4.75
Subordinated Debentures	92,785	3,399	7.39	77,577	2,684	6.98
Other Borrowings	283	9	6.41	90	4	8.96
Total Bearing Liabilities	$1,826,928	$30,480	3.36	$1,771,720	$23,795	2.71

Net Interest Spread (1)			5.58			5.88

Net Interest Margin (2)			5.69			5.91

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

The following is a schedule of new loans booked (not including loan renewals) by First Regional’s subsidiary, First Regional Bank, during each month of the second quarter of 2007:

Month	New Loans Booked
(000’s omitted)

April	$62,094
May	123,274
June	183,665
Total For Second Quarter	$369,033

The following schedule describes the primary components of First Regional Bank’s loan portfolio as of June 30, 2007 and 2006:

	Disbursed Balance as of	Percentage	Disbursed Balance as of	Percentage
	June 30, 2007	of Total	June 30, 2006	of Total
	(000’s omitted)		(000’s omitted)
Commercial Real Estate Loans
Construction Loans	$511,641	26.7%	$300,545	16.8%
Mini-Perm Loans	268,728	14.0%	266,735	14.9%
Bridge Loans	869,329	45.4%	1,018,430	56.9%
Other	31,808	1.7%	24,370	1.4%
	1,681,506	87.8%	1,610,080	90.0%
Commercial Non-Real Estate
Secured Loans	$233,754	12.2%	$179,354	10.0%
			$
Total loans	$1,915,260	100.0%	1,789,434	100.0%
Less - Allowance for loan losses	21,123		20,313
- Deferred loan fees	8,849		8,190
Net Loans	1,885,288		1,760,931

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.